Exhibit B-115

                     ARTICLES OF ORGANIZATION
                                OF
                       COPIER SOLUTIONS, LLC

     Copier Solutions, LLC is hereby organized in accordance with the Missouri Limited Liability Company Act and the following provisions:

     1.   The name of the limited liability company is Copier
Solutions, LLC.

     2. The limited liability company is organized for the purpose of investing in and conducting business ventures as selected by the member of the limited liability company from time to time, undertaking all actions reasonably connected therewith, and transacting any or all other lawful business for which a limited liability company may be organized under Sections 341.010 to 347.187 of the Missouri Limited Liability Company Act.

     3. The address of the limited liability company's registered office is 120 W. 12th Street, Kansas City, Missouri
64105, and STK Registered Agent, Inc. is the limited liability company's registered agent at such office.

     4. Management of the limited liability company is vested in one or more managers.

     5. The latest date on which the limited liability company is to dissolve is December 31, 2098; provided, however, that the limited liability company will dissolve upon the earlier occurrence of:

          (a) The withdrawal, resignation, dissolution or termination of the member of the limited liability company;
     or

          (b) The happening of any event that makes it unlawful or impossible to carry out the business of the limited liability company.

     6. The name and address of the sole organizer is as follows:

          Greg J. Mermis, Esq.
          120 W. 12th St., Suite 1800
          Kansas City, MO 64105

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the 12th day of May 1998.

                         /s/Greg J.Mermis
                         Greg J. Mermis, Esq.
                         "Organizer"


STATE OF MISSOURI      )
                       ) SS.
COUNTY OF JACKSON      )

     On this 12th day of May 1998, before the undersigned, a Notary Public, personally appeared Greg J. Mermis, Esq., personally known to me to be the same person who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the County and State above written the day and year last above written.

                        /s/Catherine Walters-Laylin
               		Notary Public in and
			for said County and State

My commission expires:

(notary seal)
"NOTARY SEAL"
Catherine Walters-Laylin, Notary Public
Cass County, State of Missouri
My Commission Expires 9/23/2001